UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 21, 2012
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Signature
Index to Exhibits
Press Release

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On November 21, 2012, General Motors Financial Company, Inc. (“GM Financial”), an indirect wholly owned subsidiary of General Motors Company ("GM"), entered into a Purchase and Sale Agreement (the “PSA”) with Ally Financial Inc. (“Ally”), a Delaware corporation, to acquire Ally's auto finance and financial services operations in Europe and Latin America. Upon the terms and subject to the conditions set forth in the PSA, GM Financial will acquire Ally's equity interests in its top-level holding companies that comprise substantially all of Ally's auto finance and financial services business in Europe and Latin America (such entities, together with their direct and indirect subsidiaries to be transferred pursuant to the PSA, the “Target Companies”). Additionally, on November 21, 2012, GM Financial entered into a Share Transfer Agreement (the “STA”) with Ally. Upon the terms and subject to the conditions set forth in the STA, GM Financial will acquire Ally's equity interest in GMAC-SAIC Automotive Finance Company Limited (“GMAC-SAIC”). GMAC-SAIC conducts auto finance and financial services business in China. Under the PSA and the STA, the purchase price for Ally's equity interests in the Target Companies and in GMAC-SAIC is approximately $4.2 billion, subject to certain possible closing adjustments. A joint GM and GM Financial press release dated November 21, 2012, which is attached as Exhibit 99.1 and incorporated by reference, contains additional information with respect to the transactions.

The PSA and the STA contain representations, warranties and covenants customary for transactions of this nature. The PSA and the STA also contain indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters. The closing of the transactions contemplated by the PSA and the STA is subject to satisfaction of the applicable closing conditions under the PSA and the STA, including obtaining applicable regulatory approvals and third-party consents and other customary closing conditions and is expected to close in stages throughout 2013. However, GM and GM Financial cannot predict with certainty whether or when the closing conditions will be satisfied or whether or when the transactions will be consummated.
The PSA contains certain termination rights for GM Financial and Ally, as the case may be, applicable upon, among other events and subject to certain exceptions, (i) the purchase having not been completed on or prior to July 1, 2014, (ii) a material breach by the other party that is not or cannot be cured within 45 days' notice of such breach, or (iii) the passage of 60 days after the issuance of a written denial in respect of certain required regulatory approvals and the exhaustion of all avenues of appeal.

The STA contains certain termination rights for GM Financial and Ally, as the case may be, applicable upon, among other events and subject to certain exceptions, (i) the purchase having not been completed on or prior to July 1, 2014, (ii) a material breach by the other party that is not or cannot be cured within 45 days' notice of such breach, or (iii) the denial of certain required regulatory approvals.

Ally has historically provided a majority of the financing for GM's dealers and a significant portion of the financing for its customers in the U.S. and Canada and other major international markets where it operates including through the operations that are the subject of these transactions. Historically, Ally has been GM's exclusive financing partner for incentivized retail financing programs in its major markets. Currently, GM owns 9.9% of the common equity of Ally through an independent trust.

The foregoing descriptions of the PSA and the STA do not purport to be complete and are qualified in their entirety by the provisions of the PSA and the STA, which will be filed by GM as exhibits to its Form 10-K for the year ending December 31, 2012.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

Exhibit	Description	Method of Filing

Exhibit 99.1	News Release Dated November 21, 2012	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ NICK S. CYPRUS
Date: November 28, 2012	By:	Nick S. Cyprus Vice President, Controller and Chief Accounting Officer